Exhibit 10.7

[FORM OF]

EXECUTIVE CHAIRMAN AND SEPARATION AGREEMENT

THIS EXECUTIVE CHAIRMAN AND SEPARATION AGREEMENT (the “Agreement”) is entered into as of this 9th day of October, 2020, but shall be effective upon the Effective Time (as defined in the Merger Agreement defined below) (hereinafter the “Effective Date”) by and between Dime Community Bancshares, Inc., a Delaware corporation (“Company”), and Kenneth J. Mahon (the “Executive” or “Executive Chairman”).

WHEREAS, immediately prior to the Effective Time, the Executive was serving as Chief Executive Officer of the Company which entered into an Agreement and Plan of Merger, dated as of July 1, 2020 (“Merger Agreement”) with Bridge Bancorp, Inc. (“Bridge”), pursuant to which the Company will be merged with and into Bridge (the “Merger”); and

WHEREAS, pursuant to the terms of the Merger Agreement, the name of Bridge Bancorp, Inc. will be changed to Dime Community Bancshares, Inc. and the name of BNB Bank will be changed to Dime Community Bank; and accordingly, all references in this Agreement to Bridge Bancorp, Inc. shall be replaced with Dime Community Bancshares, Inc. and all references in this Agreement to BNB Bank shall be replaced with Dime Community Bank as of the Effective Date; and

WHEREAS, pursuant to the terms of the Merger Agreement, the Executive and the Company desire for the Executive to serve as Executive Chairman of the Board of Directors of the Company (the “Board of Directors”) commencing on the Effective Date; and

WHEREAS, as of the Effective Date, the Company and the Executive mutually desire to memorialize the terms under which the Executive will serve as Executive Chairman of the Board of Directors; and

WHEREAS, this Agreement does not impact the terms of that certain Amended and Restated Employment Agreement, by and between the Company and the Executive Chairman, dated as of March 13, 2011, and that Amended and Restated Employment Agreement, by and between The Dime Savings Bank of Williamsburgh, dated as of March 13, 2011, the payment terms of which will be honored as calculated under the terms of each agreement at the Effective Date (the “Prior Employment Agreements”).

NOW, THEREFORE, in consideration for the above recited promises and the mutual promises, agreements and covenants of the Company and the Executive Chairman contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Executive Chairman hereby agree as follows:

1.       Duties and Effort. The Company requires that the Executive Chairman be available to perform the duties of Executive Chairman customarily related to this function, including (a) acting as chairman of Board of Directors’ meetings, (b) providing overall leadership to enhance the effectiveness and performance of the Board of Directors, (c) acting as the primary spokesperson for the entire Board of Directors, (d) conferring with the Chief Executive Officer of the Company on succession planning and key hiring and firing decisions, (d) conferring with the Chief Executive Officer of the Company on reviewing and developing strategic initiatives, including coordinating on strategic initiatives and writing plans to bring to the entire Board of Directors, (e) conferring with the Chief Executive Officer of the Company and senior executives of the Company on identifying and evaluating potential merger and acquisition transactions, and (f) otherwise performing the duties of Chairman of the Board of Directors, as well as such other customary duties the as may be determined and assigned by the Board of Directors and as may be required by the Company’s governing instruments, including its certificate of incorporation, bylaws and its corporate governance charters, each as amended or modified from time to time, and by applicable law, rule or regulation. The Executive Chairman agrees to devote such time as is reasonably and customarily necessary to perform completely his duties to the Company as Executive Chairman.

2.       Term. The term of this Agreement shall commence as of the Effective Date and shall continue until the date that the Executive Chairman is no longer serving as Executive Chairman of the Board of Directors (as the same may be renewed with the approval of the Board of Directors and the Company’s stockholders), or upon his earlier death, incapacity, removal or resignation (the “Term”). During the Term of this Agreement, the Executive Chairman will be provided with a corporate office located in New York, New York.

3.       No Employment Relationship. This Agreement is not intended to create an employment relationship between the parties. Rather, it is their intention that the Executive Chairman shall be an independent contractor of the Company. The Executive Chairman shall be solely responsible for the payment or withholding of all federal, state, or local income taxes, social security taxes, unemployment taxes, and any and all other taxes relating to the compensation he earns under this Agreement. The Executive Chairman shall not be eligible to participate in any of the Company’s employee benefit plans.

4.       Separation from Service. The Company, Dime Community Bank (the “Bank”) and the Executive acknowledge and agree that the Executive’s departure from his previous role as Chief Executive Officer of the Company and the Bank constitutes a Resignation for Good Reason, as such term is defined in Section 12(b) of each of the Prior Employment Agreements.

5.       Compensation.

(a)       For services to be rendered by the Executive Chairman in any capacity hereunder, the Company agrees to pay the Executive Chairman the following compensation:

(i)       a cash retainer fee, as determined by the Board of Directors from time to time for the position of Executive Chairman, in addition to any compensation as provided in Section 5(a)(ii) of this Agreement (“Executive Chairman Retainer”); and

(ii)       equity awards and other forms of non-cash compensation in the same amounts and on the same dates as such compensation is paid to other members of the Board of Directors.

(b)       The compensation of the Executive Chairman (including any participation in the Company’s equity incentive plan) may be adjusted from time to time as determined by the Compensation Committee or other similar committee of the Board of Directors.

(c)       For the avoidance of doubt, the Company, the Bank and the Executive acknowledge that the Merger constitutes a Change in Control, as such term is defined in the Prior Employment Agreements, and that the Executive is entitled to all change in control related severance benefits under Section 9(b) of the Prior Employment Agreements.

6.       Transaction Bonus. In addition to the compensation provided in Section 5 hereof, the Company agrees to pay the Executive a transaction bonus of $750,000, payable in a lump sum on the first payroll period following the Effective Time.

7.       Expenses. In addition to the compensation provided in Section 5 hereof, the Company will reimburse the Executive Chairman for reasonable business related expenses incurred in good faith in the performance of the Executive Chairman’s duties for the Company. Such payments shall be made by the Company in accordance with its normal policies for senior executives of the Company.

8.       Restrictions Respecting Confidential Information, Non-Solicitation and Non-Disparagement.

(a)       The Executive hereby covenants and agrees that, for a period of one year following his service as a member of the Board of Directors of the Company, he shall not, without the written consent of the Bank, either directly or indirectly:

(i)       solicit, offer employment to, or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any officer or employee of the Bank, the Company or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any business whatsoever that competes with the business of the Bank or the Company or any of their direct or indirect subsidiaries or affiliates or has headquarters or offices within the counties in which the Bank or the Company has business operations or has filed an application for regulatory approval to establish an office; or

(ii)       solicit, provide any information, advice or recommendation or take any other action intended (or that a reasonable person acting in like circumstances would expect) to have the effect of causing any customer of the Bank or the Company to terminate an existing business or commercial relationship with the Bank or the Company.

(b)       The Executive Chairman agrees not to disparage or defame in any manner, whether directly or indirectly, the Company, the Bank, or their affiliates, officers, directors, owners, representatives, employees, products or services, and the Company and the Bank agree not to disparage or defame in any manner, whether directly or indirectly, the Executive Chairman, in each case at any time during the Term or at any time following termination of service.

(c)       Unless the Executive Chairman obtains prior written consent from the Bank or the Company, the Executive Chairman shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Bank, the Company or any entity which is a subsidiary or affiliate of the Bank or the Company or of which the Bank or the Company is a subsidiary or affiliate, any material document or information obtained from the Bank, the Company or from any of their respective parents, subsidiaries or affiliates, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this Section 8(c) shall prevent the Executive Chairman, with or without the Bank’s or the Company’s consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law.

9.       Indemnification. The Bank and/or the Company shall provide the Executive (including his heirs, executors and administrators) with coverage under a standard directors’ and officers’ liability insurance policy at its expense, and shall indemnify the Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been an officer of the Bank and/or the Company (whether or not he continues to be an officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys’ fees and the cost of reasonable settlements (such settlements must be approved by the Board of Directors); provided, however, that neither the Bank nor the Company shall be required to indemnify or reimburse the Executive for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by the Executive. Any such indemnification shall be made consistent with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. §1828(k), and the regulations issued thereunder in 12 C.F.R. Part 359.

10.       Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Executive Chairman or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided, however, that any such amendment or waiver shall be unanimously approved by the Board of Directors. No waiver of any breach with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

11.       Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided on the signature page hereto or such other contact information as the parties may have duly provided by notice.

12.       Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to conflicts of law principles, except to the extent governed by federal law in which case federal law shall govern.

13.       Assignment. The duties and obligations of the Executive Chairman under this Agreement are personal and therefore the Executive Chairman may not assign or delegate any right or duty under this Agreement without the prior written consent of the Company.

14.       Headings; Construction. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

15.       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

16.       Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

17.       Entire Agreement. This Agreement contains the entire understanding and agreement of the parties, and supersedes any and all other prior and/or contemporaneous understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which are not embodied herein.

18.       Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Executive Chairman and Separation Agreement to be duly executed and signed as of the day and year first above written.

DIME COMMUNITY BANCSHARES, INC.

By:
Name: Rosemarie Chen
Title: Director, Chairperson of the Compensation and HR Committee

KENNETH J. MAHON

By:
Kenneth J. Mahon

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